Exhibit 99.1

KERR-MCGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

In the fourth quarter of 2005, Kerr-McGee Corporation transferred to Tronox Incorporated (Tronox) the subsidiaries holding and operating Kerr-McGee’s chemical business. On November 28, 2005, Tronox completed an initial public offering of 17,480,000 shares of its Class A common stock (the IPO). Following the IPO, Kerr-McGee continued to own 22,889,431 shares of Tronox Class B common stock, representing approximately 57% of the equity interest and 89% of the total voting power of Tronox. On March 8, 2006, the company’s Board of Directors approved a pro rata distribution to its stockholders of the shares of Tronox Class B common stock it owned (the Distribution). The Distribution was completed on March 30, 2006, and resulted in holders of Kerr-McGee common stock as of March 20, 2006 receiving a dividend of .20164 of a share of Tronox Class B common stock for each share of Kerr-McGee common stock they owned.

The unaudited pro forma condensed consolidated financial statements presented below are based on audited historical financial statements for the years ended December 31, 2005, 2004 and 2003 included in the company's Annual Report on Form 10-K for the year ended December 31, 2005. Those historical financial statements reflected results of operations of Tronox as a component of continuing operations of Kerr-McGee.

The unaudited pro forma condensed consolidated financial statements include the following:

•	Unaudited condensed consolidated balance sheet as of December 31, 2005, giving effect to the Distribution, as if it occurred on that date

•	Unaudited condensed consolidated statements of income for the years ended December 31, 2005, 2004 and 2003, giving effect to the Distribution, as if it occurred on January 1, 2003

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Distribution. The pro forma adjustments are presented to illustrate the direct effects of the Distribution on the company based on historical financial position and historical results of operations. These adjustments are based upon available information and assumptions that the company believes are reasonable as of the date of this filing. However, actual results may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the company and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results which would actually have been achieved had the Distribution been completed on the dates assumed or of future results of operations or financial position.

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2005
(Unaudited)

		Pro Forma Adjustments
		Elimination	Other
	As	of Tronox's	Pro Forma
(Millions of dollars)	Reported	Net Assets (a)	Adjustments		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$1,053	$(69)	$-		$984
Accounts receivable	1,069	(316)	-		753
Inventories	352	(312)	-		40
Derivatives and other current assets	194	(29)	-		165
Deferred income taxes	581	(34)	-		547
Total Current Assets	3,249	(760)	-		2,489

Property, Plant and Equipment - Net	9,275	(840)	-		8,435

Deferred Charges, Derivatives and Other Assets	508	(81)	(84)	(b)	343
Goodwill and Other Intangible Assets	1,239	(60)	-		1,179
Assets Held for Sale	5	-	-		5

Total Assets	$14,276	$(1,741)	$(84)		$12,451

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$727	$(194)	$-		$533
Long-term debt due within one year	308	(2)	-		306
Income taxes payable	473	(44)	-		429
Derivative liabilities	1,508	(2)	-		1,506
Accrued liabilities	915	(177)	(11)	(b)	727
Total Current Liabilities	3,931	(419)	(11)		3,501

Long-Term Debt	2,825	(548)	-		2,277

Noncurrent Liabilities
Deferred income taxes	1,524	(79)	12	(b)	1,438
			1	(c)
			(20)	(d)
Asset retirement obligations	345	(35)	-		310
Derivative liabilities	663	-	-		663
Other	661	(195)	(108)	(b)	413
			(1)	(c)
			56	(d)
Total Noncurrent Liabilities	3,193	(309)	(60)		2,824

Minority Interest in Tronox	212	(212)	-		-

Stockholders' Equity
Common stock, par value - $1.00 per share	120	-	-		120
Capital in excess of par value	3,702	-	(7)	(c)	3,695
Preferred stock purchase rights	1	-	-		1
Retained earnings	1,704	(285)	23	(b)	1,408
			2	(c)
			(36)	(d)
Accumulated other comprehensive loss	(1,079)	32	-		(1,047)

Common shares in treasury, at cost	(266)	-	-		(266)
Deferred compensation	(67)	-	5	(c)	(62)
Total Stockholders' Equity	4,115	(253)	(13)		3,849

Total Liabilities and Stockholders’ Equity	$14,276	$(1,741)	$(84)		$12,451

The accompanying notes are an integral part of these financial statements

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2005
(Unaudited)

		Business
(Millions of dollars, except per share amounts)	As Reported	Disposition (a)		Pro Forma

Revenues	$5,927	$(1,364)		$4,563

Costs and Expenses
Costs and operating expenses	2,304	(975)		1,329
Selling, general and administrative expenses	455	(141)		314
Shipping and handling expenses	145	(53)		92
Depreciation and depletion	952	(103)		849
Accretion expense	23	(1)		22
Asset impairments	17	-		17
Gain on sale of assets	(211)	-		(211)
Exploration, including dry holes and amortization
of undeveloped leases	377	-		377
Taxes other than income taxes	202	(22)		180
Provision for environmental remediation and restoration,
net of reimbursements	38	(26)		12
Interest and debt expense	253	(2)		226
		(25	) (b)
Loss on early repayment and modification of debt	42	-		42
Total Costs and Expenses	4,597	(1,348)		3,249

	1,330	(16)		1,314
Other Income (Expense)	104	-		104

Income from Continuing Operations before Income Taxes	1,434	(16)		1,418
Provision for Income Taxes	(487)	1		(486)
Minority Interest, Net of Taxes	(1)	1		-

Income from Continuing Operations	$946	$(14)		$932

Income from Continuing Operations per Common Share:
Basic	$7.22			$7.11
Diluted	$7.07			$6.97

Weighted Average Shares Outstanding (thousands):
Basic	131,012	-		131,012
Diluted	134,486	(308	) (c)	134,178

The accompanying notes are an integral part of these financial statements

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2004
(Unaudited)

		Business
(Millions of dollars, except per share amounts)	As Reported	Disposition (a)	Pro Forma

Revenues	$4,398	$(1,302)	$3,096

Costs and Expenses
Costs and operating expenses	1,794	(1,011)	783
Selling, general and administrative expenses	325	(107)	218
Shipping and handling expenses	128	(55)	73
Depreciation and depletion	842	(196)	646
Accretion expense	19	(1)	18
Asset impairments	28	(7)	21
Loss on sale of assets	29	-	29
Exploration, including dry holes and amortization
of undeveloped leases	324	-	324
Taxes other than income taxes	144	(19)	125
Provision for environmental remediation and restoration,
net of reimbursements	86	(58)	28
Interest and debt expense	244	-	244
Total Costs and Expenses	3,963	(1,454)	2,509

	435	152	587
Other Income (Expense)	(34)	13	(21)

Income from Continuing Operations before Income Taxes	401	165	566
Provision for Income Taxes	(137)	(54)	(191)

Income from Continuing Operations	$264	$111	$375

Income from Continuing Operations per Common Share:
Basic	$2.09		$2.97
Diluted	$2.08		$2.90

Weighted Average Shares Outstanding (thousands):
Basic	126,313	-	126,313
Diluted	127,095	9,674 (c)	136,769

The accompanying notes are an integral part of these financial statements

KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2003
(Unaudited)

		Business
(Millions of dollars, except per share amounts)	As Reported	Disposition (a)	Pro Forma

Revenues	$3,289	$(1,157)	$2,132

Costs and Expenses
Costs and operating expenses	1,416	(886)	530
Selling, general and administrative expenses	350	(112)	238
Shipping and handling expenses	96	(46)	50
Depreciation and depletion	532	(125)	407
Accretion expense	15	-	15
Asset impairments	14	-	14
Gain on sale of assets	(30)	-	(30)
Exploration, including dry holes and amortization
of undeveloped leases	327	-	327
Taxes other than income taxes	94	(22)	72
Provision for environmental remediation and restoration,
net of reimbursements	60	(54)	6
Interest and debt expense	250	-	250
Total Costs and Expenses	3,124	(1,245)	1,879

	165	88	253
Other Income (Expense)	(25)	10	(15)

Income from Continuing Operations before Income Taxes	140	98	238
Income Tax Benefit	15	(28)	(13)

Income from Continuing Operations	$155	$70	$225

Income from Continuing Operations per Common Share:
Basic	$1.55		$2.25
Diluted	$1.54		$2.23

Weighted Average Shares Outstanding (thousands):
Basic	100,145	-	100,145
Diluted	100,859	9,731 (c)	110,590

The accompanying notes are an integral part of these financial statements

NOTES TO PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet is presented assuming the Distribution was completed on December 31, 2005. The accompanying unaudited pro forma condensed consolidated statements of income are presented assuming the Distribution was completed on January 1, 2003.

2.	Pro Forma Condensed Consolidated Balance Sheet

(a)
The pro forma adjustment is to eliminate from Kerr-McGee’s consolidated balance sheet assets, liabilities and accumulated other comprehensive income associated with Tronox, as well as a share of net assets of Tronox allocable to minority interests.

(b)
The pro forma adjustment reflects the assumption by Tronox of obligations for retirement and health and life postretirement benefits for Tronox’s U.S. employees and retirees. In connection with the assumption of the benefit obligations, the company also transferred to Tronox trust assets associated with the assumed benefit obligations. In accordance with the Employee Benefits Agreement between Kerr-McGee and Tronox, the transfer of the benefit obligations and associated trust assets to Tronox occurred on the Distribution date, March 30, 2006. Pro forma adjustments to reflect the sharing of the benefit obligation and trust assets were estimated using participant data as of January 1, 2006 and interest rate, discount rate and other assumptions as of February 28, 2006. Actual benefit obligations assumed by and trust assets transferred to Tronox are determined using the value of plan assets, participant data and measurement assumptions as of March 30, 2006. The pro forma effect of transferring the benefit obligations and trust assets on deferred income tax liability was estimated at the statutory U.S. Federal income tax rate of 35%.

(c)
The pro forma adjustment reflects primarily the forfeiture of Kerr-McGee unvested restricted stock, stock options and liability-classified performance units held by certain Tronox employees. The adjustment was determined following the company’s accounting policy as of December 31, 2005. Adjustments that the company will record in its consolidated financial statements for the quarter ended March 31, 2006 will be determined following provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” which the company is required to adopt effective January 1, 2006.

(d)
The pro forma adjustment reflects the recognition of a seven-year environmental costs reimbursement obligation to Tronox and the associated deferred tax asset. Under the terms of the Master Separation Agreement (MSA), Kerr-McGee agreed to reimburse Tronox for 50% of the environmental remediation costs incurred and paid by Tronox and its subsidiaries, to the extent such costs, net of any reimbursements received from insurers or other parties, exceed the carrying value of Tronox's environmental reserves as of November 28, 2005, the IPO date. Notwithstanding the foregoing, Kerr-McGee is not obligated to reimburse Tronox if such excess expenditures at any individual site are $200,000 or less, or for any remediation costs incurred and paid by Tronox after November 28, 2012. This seven-year reimbursement obligation extends to costs incurred and paid for any site associated with any of the former businesses and operations of Tronox and is limited to a maximum aggregate reimbursement of $100 million for all covered sites. Additionally, Kerr-McGee is not obligated to reimburse Tronox for amounts paid to third parties in connection with tort claims or personal injury lawsuits, or for costs incurred and paid by Tronox in excess of the lowest cost response, as defined in the MSA. The pro forma adjustment of approximately $56 million (or $36 million on an after-tax basis) reflects the estimated fair value of the reimbursement obligation as of February 28, 2006. The liability to be actually recognized in the company’s financial statements will reflect the estimated fair value of the obligation as of March 30, 2006 and is expected to result in a charge (net of income tax benefit) against income from discontinued operations.

3.	Pro Forma Condensed Consolidated Statements of Income

(a)	Unless indicated otherwise, the adjustments reflect elimination of Tronox’s revenues and expenses from the company's income from continuing operations.

(b)
The pro forma adjustment to interest expense of $25 million represents interest expense on debt that was required to be repaid upon completing the IPO and the concurrent borrowings by Tronox. Consistent with the MSA provisions, Tronox distributed to Kerr-McGee the net proceeds from the IPO and the borrowings, as well as cash on hand in excess of $40 million. As required by the provisions of the credit agreement then in effect, Kerr-McGee repaid $800 million of debt upon receiving the distribution from Tronox.

(c)	The adjustments to diluted weighted average number of shares outstanding reflect the following:

•
For all periods presented, the elimination of the dilutive effect of stock options and restricted stock held by certain Tronox employees.  Unvested stock-based awards held by such employees were forfeited upon completion of the Distribution.

•
For the years ended December 31, 2004 and 2003, the dilutive effect of 9.8 million shares potentially issuable upon conversion of the company's 5.25% convertible subordinated debentures.  The dilutive effect of the debentures was excluded from Kerr-McGee's historical earnings per share from continuing operations because the debentures were anti-dilutive.